EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-56422, 33-80523, 33-93602 and 333-11685) of
Electronics for Imaging,  Inc. of our report dated January 14, 1997,  except for
Note 8, which is as of January 21, 1997, appearing on page 32 of this Form 10-K. We also consent to the incorporation by reference of our report on the Consolidated Financial Statement Schedule, which appears on page 33 of this Annual Report on Form 10-K.



PRICE WATERHOUSE LLP

San Jose, California
March 27, 1997



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